Exhibit 5.1

Tel 713.758.2222 Fax 713.758.2346

July 10, 2020

Enviva Partners, LP

7200 Wisconsin Ave, Suite 1000

Bethesda, MD 20814

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing by the Partnership of a registration statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale from time to time, pursuant to Rule 415 under the Securities Act, by the selling unitholders identified in the Registration Statement (the “Selling Unitholders”) of up to 6,153,846 common units representing limited partner interests in the Partnership (“Selling Unitholder Units”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Selling Unitholder Units may be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), (iii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware, and (iv) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that:

(i)                 all information contained in all documents reviewed by us is true and correct;

(ii)              all signatures on all documents examined by us are genuine;

(iii)            each person signing documents we examined has the legal authority and capacity to do so;

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Hong Kong* Houston London New York Richmond Riyadh San Francisco Tokyo Washington *By Appointment Only	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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(iv)             all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(v)               each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)             the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(vii)          all Selling Unitholder Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement to the Prospectus, if any.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Selling Unitholder Units have been validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”)).

The opinions expressed herein are qualified in the following respects:

(i)                 This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

(ii)              We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

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We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

[Signature page follows]

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.